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Exhibit 10.1(o)

SAUER-DANFOSS INC.

ANNUAL MANAGEMENT PERFORMANCE INCENTIVE PLAN
January 1, 2002 Restatement

SAUER-DANFOSS INC.

ANNUAL MANAGEMENT PERFORMANCE INCENTIVE PLAN
January 1, 2002 Restatement

        The Sauer-Danfoss Inc. Annual Management Performance Incentive Plan is designed to achieve the following objectives:

a)
Link variable pay to strategic business objectives;

b)
Create a more balanced focus on profitability and growth;

c)
Create a better line-of-sight on the measures of performance and, therefore, improve the motivational qualities of the Plan;

d)
Reward the on-going demonstration of alignment with the Company culture;

e)
Facilitate the attraction and retention of talent; and

f)
Provide a competitive compensation opportunity.

ARTICLE I
DEFINITIONS

        For the purposes of this Plan, the following words and phrases shall have the meaning indicated, unless a different meaning is clearly required by the context:

1.
The "Plan" means this Sauer-Danfoss Inc. Annual Management Performance Incentive Plan with all amendments and supplements hereafter made.

2.
The "Company" means Sauer-Danfoss Inc., a Delaware corporation, its successors, and the surviving companies or corporations resulting from any merger or consolidation of Sauer-Danfoss Inc. with any other corporation or partnership.

3.
A "Subsidiary" means any corporation or partnership, the equity of which is directly or indirectly majority owned by the Company.

4.
The "Executive Office" means the Executive Office of Sauer-Danfoss Inc., as the same shall from time to time exist.

5.
An "Employee" shall mean any person employed by the Company or a Subsidiary in a non-officer, high executive or management position.

6.
A "Participant" shall mean any Employee who is eligible to participate in the Plan as provided in Article II.

7.
The "Plan Year" means the fiscal year of the Company, which as of January 1, 2002 coincides with the calendar year.

8.
An "Incentive Compensation Award" shall mean the cash payment that may be awarded to a Participant pursuant to the Plan with respect to any Plan Year.

9.
A "Beneficiary" shall mean the person or persons designated by a Participant in accordance with the Plan to receive payment of the Participant's Incentive Compensation Award in the event of the death of the Participant prior to payment of the Participant's Incentive Compensation Award.

10.
The "Target Incentive Opportunity" means the percentage of the Participant's base salary paid from the Participant's effective date of participation through the end of the Plan Year, which will be paid if the target Performance Measures are achieved. Should a Participant have periods of illness or injury during the Plan Year, payments such as sick leave or disability pay, which are paid to the Participant in lieu of base salary during those periods, will be considered as base salary for the purpose of computing Incentive Compensation Awards.

11.
"Performance Measures" shall mean the measurements of Profitability (Return on Net Assets pre-tax/pre-interest) and Revenue Growth upon which a Participant's Incentive Compensation Award will be based. These measures will be part of a performance matrix that will be communicated to Plan Participants on an annual basis.

12.
"GBU RoNA (Global Business Unit Return on Net Assets) for any Global Business Unit is defined as GBU EBIT for the fiscal year of the Global Business Unit, divided by the Average Net Assets of the Global Business Unit. GBU EBIT and Average Net Asset amounts of the Global Business Unit are determined from internal, consolidated financial statements, which support the quarter-end and year-end audited financial statements for Sauer-Danfoss Inc.

13.
"Company RoNA" (Company Return on Net Assets) is defined as EBIT for Sauer-Danfoss Inc., divided by the Average Net Assets of Sauer-Danfoss Inc. Sauer-Danfoss Inc. EBIT and Average Net Asset amounts are determined from the year-end, audited consolidated financial statements or from the quarter-end unaudited, consolidated financial statements as appropriate.

14.
"EBIT" (Earnings Before Interest and Taxes) for Sauer-Danfoss Inc. or for any Global Business Unit shall be defined as net income adjusted to remove any income tax expense or benefit and to remove any Net Interest Expense.

15.
"Net Interest Expense" for Sauer-Danfoss Inc. or for any Global Business Unit shall be defined as interest expense, net of interest income, on interest bearing indebtedness plus minority interest expense, net of minority interest income.

16.
"Average Net Assets" for Sauer-Danfoss Inc. or for any Global Business Unit shall be defined as the average of the Net Assets for the four quarters in the fiscal year (i.e. Net Assets at the beginning of the year and at the end of the next four quarters divided by five). For purposes of this computation, "Net Assets" is defined as total equity, including minority interests in equity, plus total interest bearing indebtedness

17.
"Participant's Company Factor" shall mean a total company-weighting factor, from 0% to 100%, assigned by the Executive Office to the Participant for the Plan Year. The sum of the Participant's Company Factor plus the Participant's GBU factor shall equal 100%.

18.
"Participant's GBU Factor" shall mean a GBU weighting factor, from 0% to 100% assigned by the Executive Office to the Participant for the Plan Year. The sum of the Participant's Company Factor plus the Participant's GBU Factor shall equal 100%.

ARTICLE II
ELIGIBILITY AND MEASUREMENT BASIS

        The Executive Office shall, in its discretion select the Employees who are to participate in the Plan and the Chief Executive Officer shall notify such selected Employees of their selection in writing. Participation for each Employee shall be determined on an annual basis.

        The Executive Office shall also select the Global Business Unit, if any, that will be used to determine each Participant's Incentive Compensation Award. The Executive Office will also select the Participant's Company Factor and the Participant's GBU Factor, as defined above. Once determined by the Executive Office, in its discretion, the applicable Global Business Unit, the Participant's Company Factor and the Participant's GBU Factor will be communicated to each Participant at the same time as the selection notification.

        In certain instances, Participants may transfer between Global Business Units during the course of a Plan Year. The Executive Office will handle Participants in this situation on a case-by-case basis.

ARTICLE III
INCENTIVE COMPENSATION AWARDS

        A substantial portion of any annual Incentive Compensation Award will be determined by Profitability and Revenue Growth measures.

1.
Profitability will be measured in relation to the Return on Net Assets (RoNA) for the twelve-month period with respect to which the Award relates.

2.
Revenue growth will be measured as sales growth on a comparable basis, for the Plan Year, as compared to the previous Plan Year. Sales means total third party trade sales, less effects of any acquisitions.

          Revenue growth performance targets are established at the beginning of the Plan Year based on an "assumed composite market growth" for the segments Sauer-Danfoss serves. The assumed growth is used for both the Company and GBU revenue growth performance targets. At the end of the Plan Year, "actual composite market growth" will be determined, and performance targets adjusted. For example, if the Company revenue growth performance target set at the beginning of the year was 10% (assuming a composite market growth of 5%) and the actual composite market growth for the year, as determined following the end of the Plan Year, was only 1%, then the Company revenue growth performance target for the Plan Year in question shall be reduced to 6%.

          The purpose of the year-end adjustment feature is to take into consideration the external market factors that may influence revenue growth performance for the Plan Year. It is the Company's belief that Plan Participants should not be penalized as a result of unforeseen negative conditions in the marketplace, nor should Participants receive a windfall when an unforeseen upturn in the market occurs during the Plan Year.

3.
Achievement of target Performance Measures will result in an Incentive Compensation Award for the twelve-month period to which it relates equal to the Target Incentive Opportunity.

  Achievement of Performance Measures exceeding target will result in an Incentive Compensation Award for the twelve-month period to which it relates up to 200% of the Target Incentive Opportunity.

4.
The Incentive Compensation Target Award may be increased or decreased by as much as 20% on a discretionary basis. The degree to which the incentive awards will be adjusted, if at all, shall be determined by the Executive Office, in its discretion.

5.
The total Incentive Compensation Award granted to a Participant shall be paid in cash to the Participant on or before May 1 of the year following the Plan Year with respect to which such total Incentive Compensation Award is granted.

6.
Forfeiture. Notwithstanding anything to the contrary contained in the Plan, subject to the approval of the Executive Office, the right of a Participant to receive an Incentive Compensation Award which has been granted but which has not been paid will be forfeited in the event the Participant's employment with the Company or any Subsidiary is terminated under circumstances other than death, permanent and total disability, normal retirement or other retirement under conditions of eligibility for a retirement benefit. Furthermore, if the Executive Office, in its sole discretion, determines that a Participant has engaged in activities constituting gross misconduct, the right of such Participant to be granted an Incentive Compensation Award will be forfeited.

ARTICLE IV
ADMINISTRATION

        The Executive Office shall be responsible for the general administration of the Plan and for carrying out the provisions hereof and shall have all such powers, authorities and responsibilities expressly retained by it herein and as may be necessary to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount of an Incentive Compensation Award, all questions pertaining to claims for benefits and procedures for claim review, and the power to resolve any and all other questions arising under the Plan, including any questions of construction. The Executive Office may designate such person or persons as it shall determine to carry out any such powers, authorities or responsibilities.

        The actions taken and the decisions made by the Executive Office hereunder shall be final and binding upon all interested parties. The Executive Office may, as to all questions of accounting, rely conclusively upon any determination made by the independent public accountants for the Company.

ARTICLE V
AMENDMENT AND TERMINATION

        The Executive Office reserves the right to amend or terminate the Plan at any time by written action of the Executive Office; provided, however, that no such action shall adversely affect any Participant or Beneficiary with respect to the amount of an Incentive Compensation Award theretofore granted.

ARTICLE VI
MISCELLANEOUS

1.
Nonalienation. No Participant or Beneficiary shall in any manner encumber or dispose of the right to receive any payment of an Incentive Compensation Award hereunder. If a Participant or Beneficiary attempts to assign, transfer, alienate or encumber the right to receive the amount of an Incentive Compensation Award hereunder or permits the same to be subject to alienation, garnishment, attachment, execution or levy of any kind, then the Executive Office in its sole discretion may hold or apply such amount or any part thereof to or for the benefit of such Participant or Beneficiary, the Participant's or Beneficiary's spouse, children, blood relatives or other dependents, or any of them in such manner and in such proportions as the Executive Office may consider proper. Any such application of the amount of an Incentive Compensation Award may be made without the intervention of a guardian. The receipt by the payee shall constitute a complete acquittance to the Company with respect thereto and neither the Company nor any Subsidiary nor the Executive Office shall have any responsibility for the proper application thereof.

2.
Plan Noncontractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Company or a Subsidiary to continue such person's employment with the Company or Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Company or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

3.
Interest of Participant and Beneficiary. The obligation of the Company under the Plan to make payments of an Incentive Compensation Award merely constitutes the unsecured promise of the Company to make payments from its general assets as provided therein, and no Participant or Beneficiary shall have any interest, or a lien or prior claim upon any property of the Company or any Subsidiary.

4.
Claims of other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company or any Subsidiary,

  their officers, employees, or directors, except any such rights as are especially provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

5.
Facility of Payment. If any person to whom an Incentive Compensation Award is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefore shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, child, brother or sister, or any other individual deemed by the Executive Office to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 5 shall be a complete discharge of any liability of the Plan with respect to such payment.

6.
Absence of Liability. No member of the Board of Directors of the Company or of a Subsidiary, or the Chairman and Chief Executive Officer, or any officers of the Company or a Subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or except in circumstances involving his bad faith, for anything done or omitted to be done by him.

7.
Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

8.
Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Iowa, U.S.A.

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  Exhibit 10.1(o)
SAUER-DANFOSS INC. ANNUAL MANAGEMENT PERFORMANCE INCENTIVE PLAN January 1, 2002 Restatement
SAUER-DANFOSS INC. ANNUAL MANAGEMENT PERFORMANCE INCENTIVE PLAN January 1, 2002 Restatement
ARTICLE I DEFINITIONS
ARTICLE II ELIGIBILITY AND MEASUREMENT BASIS
ARTICLE III INCENTIVE COMPENSATION AWARDS
ARTICLE IV ADMINISTRATION
ARTICLE V AMENDMENT AND TERMINATION
ARTICLE VI MISCELLANEOUS